UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 17, 2019

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

FORM 8-K
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Five Year, $750 Million Revolving Credit Facility

On May 17, 2019, Southern California Gas Company, a regulated public utility and an indirect subsidiary of Sempra Energy, entered into a Five Year Credit Agreement with a syndicate of 23 lenders for which JPMorgan Chase Bank, N.A. serves as administrative agent. No single lender has a commitment exceeding 6% of the credit facility amount.

The credit facility has become effective and permits revolving credit borrowings by Southern California Gas Company of up to $750 million through May 17, 2024. This replaces Southern California Gas Company’s $750 million borrowing capacity under the now terminated San Diego Gas & Electric Company and Southern California Gas Company combined Amended and Restated Five Year Credit Agreement (discussed below). The credit facility also provides for the issuance of up to $250 million of letters of credit on behalf of Southern California Gas Company with the amount of borrowings otherwise available under the credit facility reduced by the amount of outstanding letters of credit.

Subject to obtaining commitments from existing or new lenders and satisfaction of other specified conditions, Southern California Gas Company has the right to increase, in one or more requests, the aggregate amount of the commitments by $200 million.

Borrowings under the credit facility, none of which are outstanding, would bear interest at benchmark rates plus a margin that varies with Southern California Gas Company’s credit rating. The credit facility also requires Southern California Gas Company to maintain at the end of each quarter a ratio of total indebtedness to total capitalization (as defined in the credit facility) of no more than 65%.

The credit facility contains customary representations and warranties, covenants and events of default. In the case of an event of default, including cross defaults relating to certain other indebtedness of Southern California Gas Company and certain of its material subsidiaries (if any such subsidiaries then exist) in excess of $200 million, the lenders may terminate the credit facility and declare the amounts outstanding (including accrued interest and unpaid fees) payable immediately. For events of default relating to insolvency or bankruptcy of Southern California Gas Company and certain of its material subsidiaries (if any such subsidiaries then exist), the commitments are automatically terminated and the amounts outstanding become payable immediately.

In connection with the effectiveness of the credit facility, Southern California Gas Company and San Diego Gas & Electric Company, also a regulated public utility and an indirect subsidiary of Sempra Energy, terminated their combined Amended and Restated Five Year Credit Agreement that was scheduled to expire in 2020. Under that credit agreement, each of San Diego Gas & Electric Company and Southern California Gas Company were permitted to borrow up to $750 million with such combined borrowings not to exceed $1.0 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: May 20, 2019	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer